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W. CHRIS WICKER,
Nevada State Bar No. 1037
MICHAEL W. KEANE
Nevada State Bar No. 7398
WOODBURN AND WEDGE
6100 Neil, Road, Suite 500
Post Office Box 2311
Reno, Nevada 89511
Telephone: (775) 688-3000
Facsimile: (775) 688-3088
Attorneys for Defendants and Counterclaimants


                          UNITED STATES DISTRICT COURT
                               DISTRICT OF NEVADA

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OSPREY GOLD CORPORATION, GORDON LELIEVER, BETTY         Case No. CV-S-05-0133-RCJ-LRL
NORTH, DOUGLAS BUDDEN, AND BOARDWALK CREATION, LTD.,

                           Plaintiffs,                  ORDER FOLLOWING
                                                        SEPTEMBER 26, 2005 HEARING
                  v.                                    FINDING PLAINTIFFS IN CONTEMPT OF COURT, ISSUING SANCTIONS
                                                        AGAINST PLAINTIFFS, STRIKING PLAINTIFF'S COMPLAINT AND
GEORGES BENARROCH, LINDA KENT, CREDIFINANCE             DISMISSING PLAINTIFFS'
SECURITIES LIMITED, FINANCIERA HISPANO-SUISA, S.A.,
FINANCE RESEARCH AND DEVELOPMENT TRUST, JEAN JACQUES
TREYVAUD, AND GERARD SERFATI,

                           Defendants.
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GEORGES BENARROCH, LINDA KENT, CREDIFINANCE
SECURITIES LIMITED, AND JEAN JACQUES TREYVAUD,

                  Counterclaimants,

v.

GORDON LELIEVER, BETTY NORTH, DOUGLAS BUDDEN, AND
BOARDWALK CREATION, LTD.,

                  Counterdefendants.

        On September 26, 2005, this Court conducted a Hearing in the above-entitled matter. Defendants and Counterclaimants, Georges Benarroch, Linda Kent, Credifinance Securities Limited, and Jean Jacques Treyvaud (collectively herein "Defendants"), were represented by W. Chris Wicker and Michael W. Keane of Woodburn and Wedge. Linda Kent appeared on behalf of Defendants. Plaintiffs, Gordon Leliever, Betty North, Doug Budden, and Boardwalk Creation, Ltd. (collectively herein "Plaintiffs") were represented by Gregory Wilde of Wilde & Associates. All of the Plaintiffs failed to appear at the hearing.

        The Court having heard argument of counsel and having considered the Pleadings and documents on file in this matter and the evidence before the Court, finds as follows:

                     Findings OF Fact and Conclusions of Law

        1. Plaintiffs are guilty of spoliation of evidence. Plaintiffs intentionally and deliberately erased the Osprey computers utilizing a software package that writes binary zeros on the hard drive, making any data recovery impossible. Plaintiffs' intentional actions caused all information, documents, emails and software on the Osprey computers. Plaintiffs' destruction of evidence was in direct violation of their obligations to preserve and to turn over


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to Defendants Osprey's assets, computers, and documents pursuant to the
Preliminary Injunction and Modified Preliminary Injunction,

        2. Plaintiffs failed to turn over to Defendants, at least two Osprey computers, although expressly required to do so by the Modified Preliminary Injunction. The Plaintiffs shall immediately take any and all action necessary to cause the immediate return to Linda Kent, on behalf of Osprey, of the computer system in the possession and control of Don McKinnon, including all information, documents, emails, software, maps, geological reports, legal documents, reports, and core logs stored on the computer.

        3. Plaintiffs failed to turn over to Defendants the Osprey computer backup system, server board, and backup tapes, that were part off Osprey's computer system,

        4. Plaintiffs admit that they do not posses any backup for the information, documents, emails, maps, geological reports, legal documents, reports, core logs, and software that were erased by Plaintiffs from the Osprey computers,

        5. Plaintiffs failed to produce emails from Osprey's email accounts or a privilege log as ordered at the June 6, 2005 hearing and memorialized in the Modified Preliminary Injunction,

        6. In violation of the Modified Preliminary Injunction, Plaintiffs failed to produce accurate and complete financial ledgers and supporting documents for Osprey's financial records. In addition, Plaintiffs failed to produce any core logs, geological records, assay reports, core samples, mining maps, geological samples, geological reports, equipment, and legal papers (to the extent not privileged) or a corresponding privilege log,

        7. Plaintiffs willful destruction of evidence and Plaintiffs' violations of the Preliminary Injunction and Modified Preliminary Injunction severely prejudices Defendants' ability to defend against Plaintiffs' claims." Defendants suffered irreparable prejudice as a


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result of the loss of company information, documents, computers and software including the loss of virtually all corporate documents and information regarding the company's day to day negotiations and transactions, the absence of backup documentation for financial documents, the expense to rebuild the company's records from scratch and the expense to replace the company's computers, server, and software.

        8. Plaintiffs refused to execute, in a timely manner, the Mail Agreement as required by the express terms of the Modified Preliminary Injunction,

        9. Plaintiffs improperly withdrew $5,000 from the Osprey checking account to pay Boardwalk Creations Ltd, on June 7, 2005 on day after the Court's order transferring control of all Ospreys' assets to Defendants. The $5,000 payment was not authorized by any corporate action, valid or otherwise and was in violation of the Preliminary Injunctions and Modified Preliminary Injunctions,

        10. In direct violation of the express terms of the Preliminary Injunction, Plaintiffs failed to make any SEC filings or remedy the deficient filings and failed to timely hire an SEC approved auditor, and as a result, on Monday June 6, 2005 Osprey stock was removed from quotation on the OTCBB,

        11. Plaintiffs misrepresented to this Court and to Defendants that an extension of time to make the SEC filings had been granted by the SEC,

        12. Plaintiffs took unauthorized action as the purported Board of Directors of Osprey when they issued or promised to issue shares of Osprey stock during the period they were in control of Osprey. Plaintiffs violated the express terms of the Preliminary Injunction when they issued or promised to issue shares as set for the below:

        a. 2 million shares to John Leliever, pursuant to the purported Unanimous Consent of Board of Directors, dated April 3, 2005,


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        b.      1.285 million shares to RonKor Drilling, pursuant to the
        purported Unanimous Consent of Board of Directors, dated April 3, 2005,

        c. 375,000 common shares, valued at $0.06 per share, to Vital Larche, pursuant to the purported Unanimous Consent of Board of Directors, dated May 10, 2005,

        d. 42,166 "common shares to Vital Larch, in the name of Lucey Larche, pursuant to the purported Unanimous Consent of Board of Directors, dated May 10, 2005,

        e. 68,000 "common shares" to Bryan London for work performed by Vital Larche, pursuant to the purported Unanimous Consent of Board of Directors, dated May 10, 2005,

        f. 2,000,000 shares to Doug Budden for services allegedly rendered by Mr. Budden on behalf of Osprey during 2003 and 2004, to be issued in the name of Jane Helen Hamacher, pursuant to a purported letter agreement, dated May 2005,

        g. 369,360 shares to Mr. Budden, common shares valued at $0.05 per share, in satisfaction of an alleged debt owed to Mr. Budden for his purported payment of $18,468.04 to Boardwalk Creation Ltd. for a "plotter" allegedly purchased from Boardwalk Creation Ltd, pursuant to the purported Majority Consent of Board of Directors, dated May 11, 2005,

        h. 12,500,000 shares to Boardwalk Creations Ltd, in partial satisfaction of an alleged $500,000 Demand Note issued by Boardwalk to Osprey in December 2003, pursuant to the purported Majority Consent of Board of Directors, dated May 24, 2005,

        13. Osprey and Defendants are not liable for any claims or damages arising from Plaintiffs issuances and promises to issue shares in violation of the terms of the Preliminary


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Injunction. Plaintiffs Gordon Leliever, Betty North, Doug Budden, and Boardwalk
Creations, Ltd. shall be personally liable for and shall indemnify and hold harmless, Defendants and Osprey for any of the transactions, including those listed in the preceding paragraph, made in violation of the Preliminary Injunction and for any damages arising there from including all costs and attorneys fees,

        14      Plaintiffs have failed to comply with the Order Following
May 16, 2005 Status Hearing by failing to satisfy or assume the obligations and liability incurred by Osprey as a result of their violations of the Preliminary Injunction,

        15. During the period Plaintiffs were in control of Osprey under the Preliminary Injunction they failed and refused to make the disclosures required as a condition of their control of the company despite the Court's repeated admonishments that full disclosure of the finances and operations of Osprey was required as a condition of the injunction relief. Plaintiffs also failed to make disclosures as required by the Modified Preliminary Injunctions, as follows:

        a. Plaintiffs intentionally concealed documents and information regarding their filing of Declarations of Assessment Work Performed on Osprey Mining Claims with the Ministry of Mines, in direct violation of the Preliminary Injunction,

        b. Plaintiffs failed to disclose the actual source of the $67,500 loan allegedly from John Leliever, in violation of the express language of the Modified Preliminary Injunction. Plaintiffs Gordon Leliever, Betty North, Doug Budden, and Boardwalk Creations, Ltd. shall be personally liable for the repayment of the $67,500 loan and shall indemnify and hold harmless, Defendants and Osprey from any and all damages arising there from, including all costs and attorneys fees,


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        c.      Plaintiffs Failed To Disclose the alleged Loan From 392245
        Ontario Limited, pursuant to the alleged Promissory Note, dated May 11, 2005, and purported Majority Consent, under which Osprey agreed to pay a $5,000 bonus on the one month $15,000 loan from 392245 Ontario Limited. Plaintiffs Gordon Leliever, Betty North, Doug Budden, and Boardwalk Creations, Ltd. shall be personally liable for the repayment of the $15,000 loan and payment of the $5,000 bonus and shall indemnify and hold harmless, Defendants and Osprey from any and all damages arising there from, including all costs and attorneys' fees,

        d. Plaintiffs failed to disclose the alleged loan of $140,000 CDN to Osprey pursuant to an alleged Promissory Note, dated March 21, 2005. The proceeds of the loan were used by Plaintiffs to improperly pay Plaintiffs' former attorneys Snell and Wilmer and pay the $100,000 injunction bond on deposit with the Court. At the time the alleged loan was made, Plaintiffs did not have the authority to bind Osprey to the loan agreement and as such Osprey is not liable for the loan. Repayment of the $140,000 loan is not an obligation of either Osprey or Defendants. Plaintiffs Gordon Leliever, Betty North, Doug Budden, and Boardwalk Creations, Ltd. shall be personally liable for the repayment of the $140,000 alleged loan and shall indemnify and hold harmless, Defendants and Osprey from any and all damages arising there from, including all costs and attorneys fees,

        e. Plaintiffs failed to disclose the judgment entered in favor of Mark B. Aronson and entered against Osprey in The Court of Common Pleas of Allegheny County Pennsylvania on August 11, 2004. More importantly, Plaintiffs failed to disclose, in violation of the Preliminary Injunction, the alleged settlement agreement


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        entered into between Gordon Leliever, purportedly on behalf of Osprey, and Mr. Aronson on May 24, 2005.

        f. Plaintiffs failed to disclose to Defendants, in violation of the Preliminary Injunction, that Lessard Welding was demanding immediate payment or requiring forfeiture of the bridge and the $10,000 deposit.

        16. Plaintiffs failed to account for all the monies received by Plaintiffs since November 1, 2004, in violation of the Preliminary Injunction, including the financing obtained by Plaintiffs and referenced in Gordon Leliever's May 2005 letters to Gerald Baird,

        17. Contrary to their obligation under the Preliminary Injunction, to preserve mining claims, Plaintiffs cancelled the Charron Brady option agreement thereby forfeiting Osprey's right to the claims and failed to disclose the cancellation to Defendants. Plaintiff's cancellation of the Charron Brady option not only caused Osprey to loose the right to acquire those very important claims but the cancellation also caused Osprey to forfeited the 200,000 shares previously paid by Osprey as partial consideration of the purchase of the claims,

        18. Plaintiffs were repeatedly admonished throughout these proceedings that full compliance with the Court's orders was required and expected. The Court further admonished the parties at the May 16, 2005 Status Hearing that future issuances of Osprey shares will be considered both civil and criminal contempt of court. Despite prior the sanctioning of Plaintiffs for their violations of the Court's orders, including the returning of control of the company to Defendants, the Plaintiffs continued to take actions in violation of the Court's orders,

        19. Plaintiff are in contempt of Court for their repeated intentional violations of the Preliminary Injunction, Modified Preliminary Injunction, Order Following May 16, 2005 Status Hearing, and other Orders of this Court,


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        20.     Prior to making the decision to impose sanctions against
Plaintiffs, the Court considered and found as follows:

        a. The public's interest in an expeditious resolution to this litigation and the Court's need to manage its docket weighs in favor of the dismissal sanction because Plaintiffs destruction of evidence and failure to comply with the Court's orders evidence a disregard of lawful procedure and result in a serious disruption of the fair and expeditious resolution. Plaintiffs' destruction of evidence has made it impossible to conduct a fair trial on the merits of Plaintiffs claims,

        b. Without the evidence and information intentionally destroyed and concealed by Plaintiffs, Defendants are unable to adequately prepare a defense to Plaintiffs claims. Therefore, the prejudice to Defendants' ability to defend against Plaintiffs' allegations, caused by Plaintiffs contemptuous conduct, is great and weighs heavily in favor of dismissal sanctions.

        c. Because there is evidence of actual prejudice to Defendants as a result of Plaintiffs willful destruction of critical evidence and information, the policy favoring disposition of cases on the merits is outweighed by the actual prejudice suffered by Defendants,

        21. Lesser sanctions are not appropriate in this case and will have no practical effect to remedy Plaintiffs' contempt. The Plaintiffs did not appear at the hearing and therefore they could not be taken into custody and ordered to purge the contempt by producing copies of the information and documents destroyed. In addition, Plaintiffs admit that there are no backup copies of the documents and information destroyed and therefore could not make the production even if jailed. Furthermore, it is obvious to the Court that any fine issued as a sanction against Plaintiffs would not be paid.

        22. Given Plaintiffs' destruction of evidence and the admitted nonexistence of backup documents, sanctions establishing fact or precluding Plaintiffs from making or


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supporting certain arguments would likewise not be appropriate. Given that lesser sanctions are not appropriate in the circumstances and would not provide any practical remedy for Plaintiffs conduct, the Court is left with no alternative but to dismiss Plaintiffs' complaint. Moreover, Plaintiffs contemptuous conduct was willful and done in bad faith. Therefore, the only appropriate sanction available to the Court is the striking of Plaintiffs' complaint and the dismissal with prejudice of Plaintiffs entire action,

IT IS THEREFORE ORDERED:

        1. That Plaintiffs be sanctioned for their repeated violations of this Court's orders and The Plaintiffs' Complaint stricken from the record and Plaintiff's entire action against all named Defendants be dismissed with prejudice,

        2. Plaintiffs Gordon Leliever, Betty North, Doug Budden, and Boardwalk Creations, Ltd. shall take all steps necessary to satisfy or assume any obligation or liability of Osprey or Defendants incurred as a result of the Plaintiffs' issuing or promising to issue shares in violation of the Preliminary Injunction, including those transactions listed below. Plaintiffs Gordon Leliever, Betty North, Doug Budden, and Boardwalk Creations, Ltd. shall be personally liable for and shall indemnify and hold harmless Osprey Gold Corp. and Defendants from any an all claims, damages, or costs, including attorneys fees, incurred as a result of any purported Board of Directors' actions regarding issuances of Osprey stock, and as a result of the unauthorized and undisclosed transactions made in violation of the Preliminary Injunction, including the transaction listed below:

                a. The issuance or promised issuance of 2 million shares to John Leliever and the $67,500 allegedly received from John Leliever by Plaintiffs on behalf of Osprey, and any damages arising there from,


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                b.      The issuance or promised issuance of 1.285 million
        shares to RonKor Drilling and any damages arising there from,

                c. The issuance or promised issuance of 375,000 common shares, valued at $0.06 per share, to Vital Larche,

                d. The issuance or promised issuance of 42,166 "common shares" to Vital Larch, in the name of Lucey Larche,

                e. The issuance or promised issuance of 68,000 "common shares" to Bryan London for work performed by Vital Larche,

                f. The issuance or promised issuance of 2,000,000 shares to Doug Budden for services rendered by Mr. Budden on behalf of Osprey during 2003 and 2004, to be issued in the name of Jane Helen Hamacher,

                g. The issuance or promised issuance of 369,360 shares to Mr. Budden, in satisfaction of an alleged debt owed to Mr. Budden for his purported payment of $18,468.04 to Boardwalk Creation Ltd. for a "plotter" allegedly purchased from Boardwalk Creation Ltd, and for the $18,468.04 debt,

                h. The issuance or promised issuance of 12,500,000 shares to Boardwalk Creations Ltd, in partial satisfaction of an alleged $500,000 Demand Note allegedly issued by Boardwalk to Osprey in December 2003,

        3. Plaintiffs Gordon Leliever, Betty North, Doug Budden, and Boardwalk Creations, Ltd. shall be personally liable for the repayment of the alleged $67,500 loan from John Leliever and shall indemnify and hold harmless, Defendants and Osprey Gold Corp. from any and all damages arising there from, including all costs and attorneys' fees,

        4. Plaintiffs Gordon Leliever, Betty North, Doug Budden, and Boardwalk Creations, Ltd. shall be personally liable for the repayment of the alleged $140,000 CDN loan,


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pursuant to the purported Promissory Note, dated March 21, 2005, and shall indemnify and hold harmless, Defendants and Osprey from any and all damages arising there from, including all costs and attorneys' fees,

        5. Defendants are authorized to issue 100,000 common shares of Osprey stock to Anaconda Gold Corp., in satisfaction of the anniversary payments due pursuant to the Anaconda Option Agreement.

        6. Defendants are granted authority to conduct a Rights Offering, which will allow existing shareholders to purchase additional shares at a price of $0.005 per share in order to raise a minimum of $250K and a maximum of $500,000. The Court shall retain jurisdiction over the Rights Offering.

        7. The Modified Preliminary Injunction, as modified by this order, will remain in force pending trial subject to the modifications, as made by this Order,

        8. The trial on Defendants Counterclaims is continued to 8:30 am January 24, 2006 stacked trial calendar. The calendar call is scheduled for January 18, 206, at 8:30 am and that all discovery deadlines are likewise extended.

        DATED this 28th day of October, 2005.

                                                    ----------------------------
                                                        District Court Judge

Respectfully submitted,

WOODBURN AND WEDGE

By: Michael W. Keane
    W. Chris Wicker
    Michael W. Keane
Attorneys for Defendants and Counterclaimants


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